UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report: February 26, 2007

(Date of earliest event reported)

KEYSTONE AUTOMOTIVE INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

California	0-28568	95-2920557
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 E. Bonita Avenue

Pomona, California 91767

(Address of principal executive offices, including zip code)

(909) 624-8041

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On February 26, 2007, Registrant and Richard L. Keister (“Keister”) executed an Employment Memorandum of Understanding, a Separation Agreement, a Nonqualified Stock Option Award Agreement and a 2006 Performance Share Program Award Agreement. These Agreements are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively and are incorporated by reference herein.

The Employment Memorandum of Understanding (the “Memorandum”) sets forth the basic terms of Keister’s employment by Registrant on an at-will basis, subject to the terms of the Separation Agreement. The Memorandum sets forth the items in Keister’s benefits package, including such items as health and life insurance, automobile lease, a tax planning allowance, vacation and participation in Registrant’s 401K program. Increases in base salary beginning with fiscal 2008 are provided for as well as an annual cash incentive at least equal to 60% of base salary, based on Registrant’s performance relative to predetermined metrics.

The Separation Agreement sets forth Registrant’s and Keister’s rights and obligations at such time as Keister’s employment by Registrant is terminated. Different provision is made in the case of (a) termination by Registrant for Cause (as defined) or termination by Keister without Good Reason (as defined), (b) Death or Disability (as defined) or (c) Termination by the Company without Cause or Termination by Keister for Good Reason. In the event of a termination covered by (c) above, Keister is entitled to 24 months of base salary and benefits plus two years of bonuses based upon the average bonus earned by Keister during the two years prior to the date of termination. The Separation Agreement also provides for certain excise tax payments under certain circumstances. In addition, the Separation Agreement provides for a 24-month noncompetition period following termination of employment, for whatever reason. Concurrently with entering into the Separation Agreement, the Key Employee Salary Continuation Agreement between Registrant and Keister was terminated.

Pursuant to Registrant’s 2005 Omnibus Incentive Plan, Registrant granted Keister an option covering 150,000 shares of Registrant’s Common Stock on June 14, 2006 with an exercise price of $35.94 per share. The grant was reported in a Form 8-K filed with the Securities and Exchange Commission in June 2006. One third of the option shares vest on each of the third, fourth and fifth anniversaries of the grant, subject to acceleration in the event of the termination of Keister’s employment under certain circumstances such as death, disability or termination without cause. The Nonqualified Stock Option Award Agreement also provides for acceleration under certain circumstances if there is a change of control.

Pursuant to Registrant’s 2005 Omnibus Incentive Plan, Registrant made a performance share award to Keister of up to 55,000 shares of Registrant’s Common Stock on June 14, 2006, based upon performance over a five fiscal year performance cycle ending March 31, 2011. The performance share award was reported in a Form 8-K filed with the Securities and Exchange Commission in June 2006. The performance is to be measured by a matrix plotting earnings per share growth against return on invested capital over the five year period. The Performance Share Program Award Agreement provides that while payment of the earned shares requires that Keister remain employed during the entire performance cycle, exceptions are made for death, disability, early retirement (after age 62 but before age 65), termination without cause and change of control.

The foregoing is only a brief summary of all of the Agreements. For all of the terms and conditions of the Agreements, please refer to the Exhibits attached hereto.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Employment Memorandum of Understanding
10.2	Separation Agreement
10.3	Nonqualified Stock Option Award Agreement
10.4	2006 Performance Share Program Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 2, 2007

KEYSTONE AUTOMOTIVE INDUSTRIES, INC.

By:	/s/ John G. Arena
John G. Arena
Vice President and Secretary